Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Senior Vice President and Chief Financial Officer 919-862-1000	Mike Freeman Executive Director, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES AMERICAN COLLEGE OF

GASTROENTEROLOGY PRESENTATIONS

XIFAXAN®, COLAZAL®, OSMOPREP™, VISICOL® and MOVIPREP®

Studied in Investigator-Initiated and Company-Sponsored Trials

RALEIGH, NC, October 16, 2006 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that results of 32 investigator-initiated and Company-sponsored trials related to the Company’s products will be presented at the 71st American College of Gastroenterology Annual Scientific Meeting, beginning Sunday, October 22, 2006.

“A recently-released report by the U.S. Department of Health and Human Services highlights the significant and growing impact of gastrointestinal disease on the U.S. population,” stated Bill Forbes, Pharm.D., Vice President, Research and Development, and Chief Development Officer, Salix. “The HHS Agency for Healthcare Research and Quality report documents that hospital admissions for gastrointestinal diseases increased by more than one-third between 1994 and 2004. In 2004, GI diseases accounted for approximately 2.5 million hospitalizations, representing seven percent of all hospital stays in the United States. Hospital costs for these conditions totaled more than $20 billion. Conditions exhibiting the greatest increase in hospital stays over the past 10 years include ulcerative colitis and intestinal infections – conditions where we are working to provide improved therapies. This growth in GI disease is generating increasing interest in the development of effective therapeutic interventions. We are pleased to announce that this year, Salix’s products are the subject of more posters than ever before at the

American College of Gastroenterology annual meeting. We anticipate much discussion and interest will be generated as these data are presented and discussed during the coming days.”

A list of the specific topics follows:

TOPIC	LEAD AUTHOR	DATE/ TIME*

Xifaxan

The Gut-Selective Antibiotic Rifaximin in the Tx of a Refractory Solitary Rectal Ulcer: A Case Report	E. Scherl, M.D.	Oct 22

Is Rifaximin Effective Treatment for Small Intestinal Bacterial Overgrowth?	M. Majewski, M.D.	Oct 22

Acute GI Colonization w/ Campylobacter j. in Rats Leads to Chronic Altered Bowel Habits and Bacterial Overgrowth	M. Pimentel, M.D.	Oct 22

Clostridium difficile in Patients with Pouchitis	H. DuPont, M.D.	Oct 22

Tx of Mild-moderate Crohn’s Disease Refractory To Multiple Medical Therapies	A. Kornbluth, M.D.	Oct 22

New Paradigm in Chemotherapy and Radiotherapy- Associated GI Toxicity: Emerging Evidence for SIBO As a Contributing Entity	C. Jahraus, M.D.	Oct 23

Oral Rifaximin in Tx of Clostridium difficile- Associated Diarrhea	P. Berenbaum, M.D.	Oct 23

Rifaximin is Effective and Safe for the Tx of Clostridium difficile-Associated Diarrhea	D. Rubin, M.D.	Oct 23

Rifaximin Chaser Following Std. Tx Cocktail for Breaking the Cycle of Multiple C. difficile Diarrhea Recurrences	S. Johnson, M.D.	Oct 23

Prevention of Travelers’ Diarrhea w/ Rifaximin – A Ph III Trial in U.S. Students in Mexico	H. DuPont, M.D.	Oct 23

An Open-Label Trial of Nonsystemic Rifaximin as Maintenance Tx for Antibiotic-Dependent Pouchitis	B. Shen, M.D.	Oct 23

Rifaximin and Tx of Recurrent Clostridium difficile Infection in Patients w/ Inflammatory Bowel Disease	M. Issa, M.D.	Oct 23

Rifaxmin, Omeprazole, and Levofloxacin for the Tx of Helicobacter pylori in the Treatment-Naïve Population	P. Basu, M.D.	Oct 23

Antibiotic Tx Followed by Probiotic Tx for Patients w/ Flares of CD During 6-MP Maintenance Therapy	D. Doman, M.D.	Oct 24

Rifaximin in the Tx of Refractory Crohn’s Disease	W. Finkelstein, M.D.	Oct 24

Rifaximin is Superior to Other Antibiotics in Tx and Retreating Bacterial Overgrowth in IBS	H. Lee, M.D.	Oct 24

In IBS Tx, the Clinical Response to Rifaximin is Determined by Normalization of Lactulose Breath Test	H. Lee, M.D.	Oct 24

Effects of Rifaximin Tx on Functional Bowel Symptoms In Patients w/ IBS and an Abnormal LBT	L. Weinstock, M.D.	Oct 24

Effects of Rifaximin Tx on Symptoms in Patients w/ Bowel Disorders Not Meeting Rome II Criteria for IBS	L. Weinstock, M.D.	Oct 24

Novel Use of Rifaximin for Tx of Secretory Diarrhea In a Pediatric Patient w/ Biliary Diversion	V. Hupertz, M.D.	Oct 24

Colazal

Comparative Bioavailability of Balsalazide Capsules and US and UK Formulations of Mesalamine pH-Dependent Delayed-Release Tablets	A. Safdi, M.D.	Oct 23

Potential Benefits of Aminosalicylate Therapy for Treatment of Irritable Bowel Disease	J. Aron, M.D.	Oct 24

OsmoPrep

Efficacy and Safety of a New Sodium Phosphate Tablet Vs. PEG Solution plus Bisacodyl in the Elderly	M. Schmalz, M.D.	Oct 23

Efficacy of Sodium Phosphate Tablets in the Long-Term Tx of Refractory Chronic Constipation	C. Aronchick, M.D.	Oct 24

Efficacy and Safety of a New Sodium Phosphate Tablet	L. Cohen, M.D.	Oct 24

Vs. PEG Solution plus Bisacodyl

Patients Prefer New Sodium Phosphate Tablet vs. PEG Solution plus Bisacodyl	G. Lichtenstein, M.D.	Oct 24

Safety of a New Sodium Phosphate Tablet vs. PEG Solution plus Bisacodyl.	A. Safdi, M.D.	Oct 24

A New Sodium Phosphate Tablet Requires Less Irrigation During Colonoscopy Than PEG Solution plus Bisacodyl	D. Kastenberg, M.D.	Oct 24

Polyp Detection Rate During Colonoscopy is Correlated w/ Quality of Bowel Preparation	L. Cohen, M.D.	Oct 24

Visicol

Dehydration With Bowel Purgatives: A Risk for PEG And Sodium Phosphate Formulations	C. Barish, M.D.	Oct 22

Clinical Lab Evaluation of a New Sodium Phosphate Tablet vs. PEG Solution plus Bisacodyl	D. Rubin, M.D.	Oct 22

MoviPrep

An Effective 2L PEG Solution for Bowel Cleansing	D. Kastenberg, M.D.	Oct 22

*	Posters will be available for viewing from 8:00 a.m. until 5:00 p.m. on the day listed above. Lead authors are requested to be present at their respective poster from 12:00 noon until 2:00 p.m.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team. Salix markets Colazal® (balsalazide disodium) Capsules 750 mg, Xifaxan® (rifaximin) tablets 200 mg, Visicol® Tablets (sodium phosphate monobasic monohydrate, USP, sodium phosphate dibasic anhydrous,

USP), OsmoPrep™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP), Azasan® (azathioprine 75mg and 100mg tablets, USP), Anusol-HC® 2.5% (hydrocortisone Cream USP), Anusol-HC® 25 mg Suppository (Hydrocortisone Acetate), Proctocort® Cream (Hydrocortisone Cream USP) 1% and Proctocort® Suppositories (Hydrocortisone Acetate Rectal Suppositories, 30 mg). In August 2006, the FDA approved MoviPrep® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) for bowel cleansing prior to colonoscopy, and we intend to launch the product in mid-fourth quarter 2006. Balsalazide tablets, Granulated Mesalamine, Sanvar® IR (600 ug vials vapreotide acetate powder) and Xifaxan for additional indications are under development.

COLAZAL® (balsalazide disodium) Capsules 750 mg, is an anti-inflammatory drug approved for the treatment of mildly to moderately active ulcerative colitis. Safety and effectiveness of COLAZAL beyond 12 weeks has not been established. COLAZAL was well tolerated in clinical studies. In clinical trials, patients reported the following adverse events most frequently: headache (8%); abdominal pain (6%); diarrhea (5%); nausea (5%); vomiting (4%); respiratory infection (4%); and arthralgia (4%). Withdrawal from therapy due to adverse events was comparable to placebo.

XIFAXAN® (rifaximin) tablets 200 mg are indicated for the treatment of patients (≥12 years of age) with travelers’ diarrhea caused by noninvasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24-48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (vs. 19.7%), headache 9.7% (vs. 9.2%), abdominal pain 7.2% (vs. 10.1%) and rectal tenesmus 7.2% (vs. 8.8%).

VISICOL® Tablets (sodium phosphate monobasic monohydrate, USP, sodium phosphate dibasic anhydrous, USP) are indicated for cleansing of the bowel as a preparation for colonoscopy, in adults 18 years of age or older. VISICOL® Tablets are the only FDA approved tablets available to adults for bowel preparation prior to colonoscopy. VISICOL Tablets are virtually taste-free, can be taken with any clear liquid such as water, lemonade or ginger ale, and have been proven to be associated with significantly less nausea, vomiting and bloating than the leading, currently-available, prescribed class of liquid bowel preparations. VISICOL Tablets are not to be used in patients with congestive heart failure, ascites, unstable angina pectoris, gastric retention, ileus or acute obstruction or pseudo-obstruction, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon or hypomotility syndrome. Use with caution in patients with impaired renal function, pre-existing electrolyte disturbances, or people taking drugs that affect electrolyte levels.

OSMOPREP™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) are indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. Considerable caution should be advised before OsmoPrep Tablets are used in patients with severe renal insufficiency, congestive heart failure, ascites, unstable angina, gastric retention, ileus, acute obstruction or pseudo-obstruction of the bowel, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon, gastric bypass or stapling surgery, or hypomotility syndrome. Use with caution in patients with impaired renal function, patients with a history of acute phosphate nephropathy, known or suspected electrolyte disturbances (such as dehydration), or people taking drugs that affect electrolyte levels. Patients with electrolyte abnormalities such as hypernatremia, hyperphosphatemia, hypokalemia, or hypocalcemia should have their electrolytes corrected before treatment with OsmoPrep Tablets.

MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) is indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. MOVIPREP® should be used with caution in patients using concomitant medications that increase the risk of electrolyte abnormalities [such as diuretics or angiotensin converting enzyme (ACE)-inhibitors] or in patients with known or suspected hyponatremia. MOVIPREP® should also be used with caution in patients with severe ulcerative colitis, ileus, gastrointestinal obstruction or perforation, gastric retention, toxic colitis, or toxic megacolon. In clinical trials, abdominal distension, anal discomfort, thirst, nausea and abdominal pain were some of the most common adverse reactions to MOVIPREP® administration. Vomiting occurred less frequently.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trial, intellectual property risks, market acceptance for approved products, management of rapid growth and the need to acquire additional products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.